Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our report dated March 26, 2009 with respect to the consolidated financial statements of Image Sensing Systems, Inc. appearing in the 2008 Annual Report of Image Sensing Systems, Inc. to its shareholders on Form 10-K for the year ended December 31, 2008 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 8, 2010